                                                                    Exhibit 28.2

                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                      JUNE 30, 1997 AND DECEMBER 31, 1996





                                                      JUNE 30       DEC 31
                                                       1997          1996
                                                     -------        -------
                                                          ($000 Omitted)
Investments, at market, partially restricted:
    Short-term investments                            27,000         31,946
    U. S. Treasury and agency obligations             28,004         27,958
    Municipal bonds                                  107,007        106,934
    Mortgage-backed securities                        28,690         30,595
    Corporate bonds                                   35,352         35,026
                                                     -------        -------

      TOTAL  INVESTMENTS                             226,053        232,459
                                                     -------        -------



NOTE: The total appears as the sum of three amounts under short-term investments, 'investments - statutory reserve funds' and 'investments - other' in the balance sheet presented on page 2.